UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ATLAS FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ATLAS FINANCIAL HOLDINGS, INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 29, 2014
AND
Proxy Statement
Dated April 22, 2014

ATLAS FINANCIAL HOLDINGS, INC.
150 Northwest Point Boulevard
Elk Grove Village, Illinois
60007 USA
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TAKE NOTICE THAT an annual general meeting of shareholders (the “Meeting”) of Atlas Financial Holdings, Inc. (the “Corporation”) will be held at the Corporation’s headquarters at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007 on May 29, 2014 at 10:00 a.m., Central Daylight Time, for the following purposes:

(i)
to elect the directors of the Corporation to serve until the next annual meeting of shareholders, as more fully described in the proxy statement dated April 22, 2014 (the “Proxy Statement”), a copy of which accompanies this notice;

(ii)	to consider and to pass, with or without variation, a resolution ratifying the appointment of BDO USA, LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2014;

(iii)
to consider and to pass, with or without variation, a special resolution approving amendments to the Articles of Association of the Corporation to update and modify certain provisions relating to indemnification (the “Amendments”), as more fully described in the Proxy Statement; and

(iv)	to transact such other business as may be properly brought before the Meeting.

The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice of annual meeting.
Only holders of record of ordinary voting common shares and restricted voting common shares as of the close of business on April 7, 2014, the record date, are entitled to receive notice of, attend and vote at the Meeting.
SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE ENCOURAGED TO RETURN THEIR PROXY AS SOON AS POSSIBLE. A PRE-ADDRESSED ENVELOPE IS PROVIDED. AS AN ALTERNATIVE, SHAREHOLDERS MAY CHOOSE TO VOTE BY INTERNET AS PROVIDED FOR ON THE PROXY.
Proxies to be used at the Meeting must be deposited with Equity Financial Trust Company, Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1, before 10:00 a.m., Central Daylight Time, on May 27, 2014, or if the Meeting is adjourned, no later than 10:00 a.m., Central Daylight Time, on the second business day preceding the day to which the Meeting is adjourned.
DATED at Elk Grove Village, IL this 22nd day of April 2014.
The contents of this Proxy Statement have been approved and its mailing has been authorized by the Board of Directors.
By order of the Board of Directors

“Gordon Pratt”
Gordon Pratt Chairman of the Board

ATLAS FINANCIAL HOLDINGS, INC.
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
All references to “Atlas”, the “Corporation”, “we”, “us”, or “our” refer to Atlas Financial Holdings, Inc. Unless otherwise stated, the information contained in this Proxy Statement is given as of April 22, 2014 (the “Reference Date”).
Place, Time and Date of Meeting
This proxy statement (this “Proxy Statement”) is being furnished to the holders (“Shareholders”) of ordinary voting common shares (“Ordinary Shares”) and restricted voting common shares (“Restricted Voting Shares” and, together with Ordinary Shares, “Voting Shares”) in the capital of Atlas in connection with the solicitation of proxies on behalf of our Board of Directors for use at the annual general meeting of Shareholders (the “Meeting”) to be held on May 29, 2014 at 10:00 a.m., Central Daylight Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders (the “Notice of Meeting”). The Meeting will be held at the Corporation’s headquarters at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007. This Proxy Statement and the form of proxy are first being mailed to Shareholders on or about April 22, 2014.
Voting Securities and Record Date
On January 29, 2013, a one-for-three reverse stock split was effected, which decreased the authorized and outstanding Ordinary Shares and Restricted Voting Shares at a ratio of one-for-three. Unless otherwise noted, all historical share and per share values in this Proxy Statement reflect the one-for-three reverse stock split.
Only Shareholders of record at the close of business on April 7, 2014 (the “Record Date”) are entitled to receive notice of and vote at the Meeting. As of the Record Date, the Corporation had issued and outstanding 9,477,723 Ordinary Shares and 132,863 Restricted Voting Shares.
How a Proxy Works
Accompanying this Proxy Statement is a form of proxy for use at the Meeting (“Instrument of Proxy,” or “Proxy”). Those Shareholders who wish to be represented at the Meeting by proxy must complete and deliver a Proxy to Equity Financial Trust Company (the “Transfer Agent”) either in person, or by mail or courier to 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1. In order to validly appoint a proxy, Instruments of Proxy must be received by the Transfer Agent by 10:00 a.m., Central Daylight Time, on May 27, 2014 or at least 48 hours, excluding Saturdays, Sundays and holidays, prior to the Meeting or any adjournment or postponement thereof. The persons named as proxyholders in the Instrument of Proxy accompanying this Proxy Statement are directors or officers of the Corporation and are representatives of the Corporation’s management for the Meeting.
Voting Shares represented by the enclosed Instrument of Proxy will be voted in accordance with any indicated instructions. In the absence of such direction, such Voting Shares will be voted IN FAVOR OF THE MATTERS DESCRIBED IN THE INSTRUMENT OF PROXY AND HEREIN. If any other matters properly come before the Meeting or any adjournment or postponement thereof, the accompanying Instrument of Proxy confers discretionary authority to vote on such other matters according to the best judgment of the appointed proxyholder. As at the Reference Date, management of the Corporation knows of no other matters to come before the Meeting.

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to either the registered office of the Corporation or the Transfer Agent, 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1, a written notice of revocation or a duly executed proxy bearing a later date, (b) granting a subsequent proxy through the Internet or by facsimile or (c) if you are a Shareholder at the Record Date, by attending the Meeting and voting in person.
Voting Information
All Shareholders are cordially invited to attend the Meeting. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to make sure that your Voting Shares are represented at the Meeting. Shareholders of record also have the option of voting by facsimile or via the Internet. Instructions for using these services are included on the Instrument of Proxy. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your Voting Shares in person in accordance with the procedures described above.
Each Shareholder is entitled to one vote for each Voting Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Voting Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Voting Shares that reflect abstentions are treated as Voting Shares that are present and entitled to vote for the purposes of establishing a quorum but do not constitute a vote “for” or “against” any matter.
“Broker nonvotes” are Voting Shares held in “street name” through a broker or other nominee over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions. Thus, if you do not give your broker or nominee specific instructions, your Voting Shares may not be voted on certain matters. Voting Shares that reflect “broker nonvotes” are treated as Voting Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Voting Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Voting Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.
If you are a beneficial shareholder and your broker or nominee holds your Voting Shares in its name, the broker or nominee is permitted to vote your Voting Shares on matters such as the ratification of the appointment of independent registered public accountants, even if the broker or nominee does not receive voting instructions from you.
Proxy Solicitation
Proxies may be solicited by certain of our directors, officers, and regular employees, without additional compensation, in person, by telephone, facsimile, or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Voting Shares.
Meaning of Shareholder of Record
You will only be a Shareholder of record if your name is recorded on the Corporation’s register of members. If your name is not recorded on the Corporation’s register of members, any Voting Shares you hold in the Corporation will be held beneficially. Shareholders who have purchased their Voting Shares on an exchange may hold those shares through a depository, in which case they will be beneficial shareholders and will not be Shareholders of record. If you hold your Voting Shares in “street name,” you will not be a Shareholder of record.
Even if the Voting Shares you own are held in “street name” by a bank or brokerage firm, you are considered the beneficial owner of the Voting Shares, and your bank or brokerage firm, as the record holder of your Voting Shares, is required to vote your Voting Shares according to your instructions. To vote your Voting Shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms offer the option of voting over the Internet or by telephone. Please contact your bank or brokerage firm for further information.

All references to Shareholders in this Proxy Statement and the accompanying Instrument of Proxy and Notice of Meeting are to registered Shareholders unless specifically stated otherwise.
General
Unless otherwise noted, all of the dollar amounts in this Proxy Statement are expressed in US dollars.
Security Ownership of Certain Beneficial Owners and Directors & Executive Officers
The following table sets forth information concerning the beneficial ownership of the Ordinary Shares and Restricted Voting Shares held on the Reference Date by (i) each person known to us to own beneficially more than 5% of the total issued and outstanding Ordinary Shares or Voting Shares, (ii) each of our directors and director nominees, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.
Each of the warrants and options included in the below beneficial ownership table are exercisable within 60 days of the Reference Date. Each of the warrants and options included in the below beneficial ownership table are also reflective of the one-for-three reverse stock split. Unless otherwise indicated, each person has sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner	Number of Ordinary Shares Owned (1)(2)(3)	Number of Restricted Voting Shares Owned (1)(3)	Percentage of Class of Shares (1)(2)	Percentage of Total Outstanding Voting Shares (1)(2)
5% Beneficial Owners
Magnolia Capital Partners, LLC 15 East 5th Street, Suite 3200 Tulsa, OK 74103 (4)	1,000,573	—	10.6%	10.4%
David Capital Partners, LLC 737 North Michigan Avenue Chicago, IL 606011	581,011	—	6.1%	6.0%
Perritt Capital Management, Inc. 300 South Wacker Drive, Suite 2880 Chicago, IL 60606	541,350	—	5.7%	5.6%
Boulderado Partners, LLC 304 Newbury Street, Suite 333 Boston, MA 02115	500,000	—	5.3%	5.2%
Atlas Investors LLC (5) Four Forest Park Farmington, CT 06032	399,100	—	4.2%	4.2%
Kingsway America Inc. 150 Pierce Road, 6th Floor Itasca, Illinois 60143 (6)	—	132,863	100.0%	1.4%
Executive Officers and Directors
Gordon Pratt (7)	463,333	—	4.9%	4.8%
Scott Wollney	248,822	—	2.6%	2.6%
Jordan Kupinsky	86,495	—	0.9%	0.9%
Larry Swets, Jr.	74,272	—	0.8%	0.8%
John T. Fitzgerald	48,354	—	0.5%	0.5%
Paul Romano	60,992	—	0.6%	0.6%
Leslie DiMaggio	61,862	—	0.6%	0.6%
All Directors and Executive Officers as a Group (9 individuals)	1,163,062	—	12.1%	11.9%

Notes:

(1)
As of the Reference Date, there were 9,477,723 Ordinary Shares and 132,863 Restricted Voting Shares outstanding. Included in the shares above are the following convertible securities, exercisable within 60 days of the Reference Date, that are deemed to be beneficially owned by the persons holding them for the purpose of computing that person’s percentage ownership: Gordon Pratt (managed through Atlas Investors LLC, see (7) below) holds 27,195 options; Scott Wollney holds 17,779 options; Jordan Kupinsky holds 36,895 options and 37,038 restricted stock units; Larry Swets, Jr. holds 27,195 options; Paul Romano holds 14,446 options; and Leslie DiMaggio holds 13,334 options. The shares underlying these convertible securities are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of a vested option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares outstanding on the Record Date.

(3)	Reflects the one-for-three reverse stock split, with all fractional shares rounded up to the nearest whole share.

(4)	Messrs. James Adelson and Stephen Heyman (principals of Magnolia Capital Partners LLC) exercise control and direction over 1,000,573 Ordinary Shares

(5)	Managed by Gordon Pratt, Managing Member, who is our director and our Chairman of the Board.

(6)	132,863 Restricted Voting Shares are held by Mendota Insurance Company, a wholly-owned subsidiary of Kingsway America Inc. (“KAI”).

(7)	399,100 Ordinary Shares are held through Atlas Investors LLC, of which Mr. Pratt is a Managing Member.

MANAGEMENT PROPOSALS TO BE VOTED ON
To the knowledge of the board of directors of the Corporation (the “Board” or the “Board of Directors”), the only matters to be brought before the Meeting are set forth in the accompanying Notice of Meeting. These matters are described in turn under the headings below.
Proposal 1: Election of Directors
At the Meeting, the Shareholders will be asked to elect the directors of the Corporation to hold office until the next annual meeting of Shareholders or until the successors of such directors are duly elected or appointed. The number of directors to be elected is within the range set forth in the Corporation’s Articles of Association.
Vote Required
The election of each director will require the affirmative vote of the holders of a majority of the votes cast by the holders of Voting Shares. Abstentions and broker non-votes will be counted as Voting Shares that are present for the purpose of determining the presence of a quorum but will not be counted in evaluating the results of the vote.
The persons designated as proxyholders in the accompanying Instrument of Proxy (absent contrary directions) intend to vote for the election of the directors as set forth herein and therein. The Corporation does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees does not stand for election or is unable to serve as such, proxies held by the persons designated as proxyholders in the accompanying Instrument of Proxy will be voted for another nominee in their discretion unless the Shareholder has specified in his, her or its form of proxy that his, her or its Voting Shares are to be withheld from voting in the election of directors.
Directors
The following sets forth the name and age of each of the persons proposed to be nominated for election as a director of the Corporation, and the period during which the respective nominees have served as directors. All of the nominees proposed for election are currently directors of the Corporation.

Name	Age	Date First Appointed	Current Position
Scott Wollney	45	Director since: December 31, 2010	President, Chief Executive Officer and Director
Gordon Pratt	52	Director since: December 31, 2010	Chairman of the Board
Jordan Kupinsky	41	Director since: December 21, 2009	Director
Larry Swets, Jr.	39	Director since: December 31, 2010	Director
John T. Fitzgerald	42	Director since: May 2, 2013	Director
Business Experience
The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.
Scott Wollney
Mr. Wollney has been our President and Chief Executive Officer, and a director, since December 31, 2010. From July 2009 until that time, Mr. Wollney was President and Chief Executive Officer of KAI, prior to which he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company, from May 2008 to March 2009. From January 1998 to May 2008, he was President of Avalon Risk Management, Inc., an insurance broker. Mr. Wollney is an MBA graduate of Northwestern University's Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois. Mr. Wollney’s education coupled with his significant and varied experience as an executive manager and director qualifies him for his role with Atlas. He has experience building successful businesses as well as re-organizing challenged companies around a focused strategy to address legacy issues and set them on a path for future success. Mr. Wollney has direct experience and expertise with respect to the numerous disciplines which are critical to insurance business.

Gordon Pratt
Mr. Pratt has been our independent Chairman of the Board since December 31, 2010. Since March 2004, Mr. Pratt has been a Managing Member of Fund Management Group LLC, a private holding company, in Connecticut. From June 2004 to April 2006, he was also the Senior Vice-President, Finance of the Willis Group, an insurance brokerage company, in New York, prior to which he was an equity holder and Managing Director of Hales Capital Advisors and co-founder and Managing Partner for Distribution Partners Investment Capital L.P., a private equity fund focused on the insurance industry. Before joining Hales, Mr. Pratt was a Senior Vice President and member of the management committee of Conning & Company, a third party investment manager, where he helped to raise and invest capital for three Conning private equity funds. He began his career in 1986 at The Chase Manhattan Bank, N.A., a financial institution, in New York. Mr. Pratt currently serves as a director of 1347 Property Insurance Holdings, Inc. a NASDAQ listed company. Mr. Pratt has served as Chairman and Vice Chairman of the boards of directors of the NASDAQ listed companies, United Insurance Holdings Corp. and its predecessor company FMG Acquisition Corp., from 2007 through 2012. He holds a Master of Management degree from Northwestern University's Kellogg School of Management as well as a Bachelor of Arts degree from Cornell University. Mr. Pratt's education, background and experience qualify him for his role with Atlas.  Mr. Pratt has evaluated financial statements for more than 50 insurance companies and/or their holding company parents. Such evaluations include companies' uses of accounting estimates, accruals and provisions.  Mr. Pratt has made investment decisions and offered his opinion to company management teams based upon his evaluations concerning financial statements, which cover a wide range of complexity and accounting issues.  Additionally, from his service as a member of certain boards of directors, he has an understanding of internal controls and procedures for financial reporting for insurance companies and/or insurance holding company parents.
Jordan Kupinsky
Mr. Kupinsky has been a Director of Atlas since December 31, 2010. Since 2008, Mr. Kupinsky has been a Managing Director with Windsor Private Capital Inc., a private merchant banking firm headquartered in Toronto, Canada, and its predecessor JJR Capital Corp. Prior to joining Windsor, he was a Vice President at Greenhill & Co., an independent global investment banking firm listed on the New York Stock Exchange, focused on mergers & acquisitions, financial restructuring and merchant banking, from March 2006 to May 2008. Prior to joining Greenhill, Mr. Kupinsky held the positions of Vice President of Corporate Development and General Counsel at Minacs Worldwide Inc., a publicly traded (listed on the Toronto Stock Exchange) business process outsourcing company, from July 2002 to February 2005. Mr. Kupinsky began his career practicing corporate and securities law at Torys LLP, a law firm in Toronto, from 1997 to 1999 and was also an investment banking associate at Houlihan Lokey Howard & Zukin, an investment bank, from 1999 to 2002. He holds a joint MBA and LL.B. degree from the Schulich School of Business and Osgoode Hall Law School at York University. Mr. Kupinsky is currently a director of Concordia Healthcare Corp., a TSX listed company, and WB III Acquisition Corp., a TSX-V listed company. Mr. Kupinsky held past reporting issuer directorships with WB II Acquisition Corp. from February 2012 through July 5, 2013, Mira II Acquisition Corp. from February 2011 through December 2011, Xceed Mortgage from May 2012 through July 2013, Ferrum Americas from June 2010 through July 2013 and J5 Acquisition from July 2009 through July 2011. Mr. Kupinsky’s education, background and experience qualify him for his role with Atlas. Mr. Kupinsky has experience in financial statements review with both public and private companies. His direct experience includes securities law, financial analysis and corporate governance.
Larry Swets, Jr.
Mr. Swets has been a Director of Atlas since December 31, 2010. Since June 30, 2010, Mr. Swets has served as President and CEO of Kingsway Financial Services Inc. (“Kingsway”), a property and casualty holding company and one of our Shareholders, prior to which he was the Executive VP, Corporate Development from January 2010 to June 2010. In September 2013, Mr. Swets joined the board of directors of Kingsway. Since November 2013, Mr. Swets serves as a director of 1347 Property Insurance Holdings, Inc., a publicly traded holding company, which owns a Louisiana homeowners insurance company. From June 2007 through March 2012, Mr. Swets was a director of United Insurance Holdings Corp., a property and casualty insurance company. From June 2007 through September 2008, Mr. Swets was the CFO, Secretary, Treasurer and Executive Vice-President of FMG Acquisition Corp., a private holding company. He was the Managing Director of Itasca Financial LLC, a provider of advisory services for the insurance industry, from May 2005 until January 2010. Mr. Swets holds a Chartered Financial Analyst designation from the CFA Institute. He received a Masters of Finance degree from De Paul University in 1999 and a Bachelors of Business and Finance degree from Valparaiso University in 1997. Mr. Swets' education, background and experience qualify him for his role with Atlas.  He has extensive experience with both private and public insurance businesses at both the executive management and board levels.
John T. Fitzgerald
Mr. Fitzgerald was appointed a Director of Atlas on May 2, 2013. Mr. Fitzgerald co-founded Argo Management Partners, a private equity investment partnership, in 2002. In that capacity, Mr. Fitzgerald has had extensive transactional and operating experience in Argo’s acquired companies which include consumer products manufacturing, marketing and distribution operations. Mr. Fitzgerald is currently Chairman and Chief Executive Officer of Hunter MFG, LLP , a manufacturer and distributor of sports-licensed consumer products.  He has significant experience in the development and implementation of management tools, values, and practices which incorporate lean operations and continuous improvement. Mr. Fitzgerald also serves as the of Chairman of Oak Patch Gifts, LLC, a gift and jewelry manufacturer, and is a member of the Board of Progressive Bronze Products, LLC, a manufacturer of metal goods. Prior to Argo Management Partners, Mr. Fitzgerald was managing director of Adirondack Capital, LLC, a financial futures and derivatives trading firm. He was a seat-owner on the Chicago Board of Trade. Mr. Fitzgerald is an MBA graduate of the Kellogg School of Management, Northwestern University with concentrations in Finance, Accounting, and Management Strategy. He holds a Bachelor of Science degree in Finance from DePaul University with highest honor, Beta Gamma Sigma. Mr. Fitzgerald’s education, background and experience qualify him for his role with Atlas.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE
NOMINEES TO THE BOARD OF DIRECTORS.
Proposal 2. Ratification of Appointment of Independent Registered Public Accountant
Johnson Lambert LLP (“Johnson Lambert”) was our independent auditor for the fiscal year ended December 31, 2013. With the approval of the Corporation’s Audit Committee, Johnson Lambert was dismissed as our independent auditor on March 26, 2014. A representative of Johnson Lambert will not be present at the Meeting.
The audit reports of Johnson Lambert on the Corporation’s financial statements for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, or were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Corporation’s financial statements for each of the fiscal years ended December 31, 2013 and December 31, 2012 and through March 26, 2014, there were (1) no disagreements between the Corporation and Johnson Lambert on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Johnson Lambert, would have caused Johnson Lambert to make reference to the subject matter of the disagreement in its audit report and (2) there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.
On March 26, 2014, the Board engaged the firm of BDO USA, LLP (“BDO”) as our independent auditor until the next annual meeting and is submitting the selection to the Shareholders for ratification. Although Shareholder action on this matter is not required, the Board believes it is good corporate practice to seek shareholder ratification of its selection. If the selection is not ratified, the Audit Committee will consider whether it is appropriate (without obligation) to select another public accounting firm. A representative of BDO is expected to be available in person or by conference telephone at the Meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

Fees
The aggregate fees billed by the Corporation’s external auditors, Johnson Lambert, in each of the last two fiscal years are set out in the table below.

Financial Year Ending	Audit Fees (US$)	Audit-Related Fees (US$)	Tax Fees (US$)	All Other Fees (US$)
December 31, 2013	$275,000	$20,608	Nil	Nil
December 31, 2012	$200,000	$25,594	Nil	Nil

Pre-Approval Policies and Procedures
The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in its charter. The Audit Committee shall approve all audit engagements and pre-approve the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit engagements, and in such regard the Audit Committee may establish the types of non-audit services the external auditors shall be prohibited from providing and shall establish the types of audit, audit related and non-audit services for which the Audit Committee will retain the external auditors. The Audit Committee may delegate to one or more of its members the authority to pre-approve non-audit services, provided that any such delegated pre-approval shall be exercised in accordance with the types of particular non-audit services authorized by the Audit Committee to be provided by the external auditor and the exercise of such delegated pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approval. The Audit Committee has reviewed and approved the incurrence of all of the fees described above for 2013 and 2012.
Vote Required
The ratification of the selection of BDO as the Corporation’s independent auditor will require the affirmative vote of the holders of a majority of the votes cast by the holders of Voting Shares. Abstentions will be counted as Voting Shares that are present for the purpose of determining the presence of a quorum but will not be counted in evaluating the results of the vote.
The persons designated as proxyholders in the accompanying Instrument of Proxy (absent contrary directions) intend to vote for the ratification of the selection of BDO as the auditor of the Corporation, unless the Shareholder has specified in the Instrument of Proxy that Voting Shares represented by such form of proxy are to be withheld from voting in respect thereof.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BDO USA, LLP AS THE
CORPORATION’S INDEPENDENT AUDITOR FOR 2014.

Proposal 3: Approval of the Amendments
At the Meeting, Shareholders will be asked to consider and approve amendments to the Corporation’s Articles of Association, as amended (the “Articles”), to update and modify certain provisions related to the indemnification and the limitation of liability of our directors and officers.
Background
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.
Our memorandum and articles of association permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from breach of trust, breach of duty, dishonesty, fraud or willful default of such directors or officers. These provisions are found in Articles 124 through 128 of the Articles, which are titled “Indemnity.”

Indemnification provisions are common among public companies. We believe that indemnification provisions, coupled with a director and officer liability insurance program, are important tools in recruiting and retaining the best individuals to serve as directors and officers of the Corporation.
We have been advised that the exclusion of breach of trust and breach of duty from the conduct covered by the indemnification provisions in Article 124 of the Articles is problematic under United States of America securities law and in the (judicial) construction of directors and officers liability insurance policies, and that there may be claims against directors and officers of the Corporation that arise out of breach of the duty of care, i.e., negligence, which do not amount to fraud or dishonest acts and which should be within the scope of indemnification. We have been advised that the Amendments are compatible with and would not offend Cayman Islands law.
Proposed Amendments
The proposed Amendments would update and modify Articles 124 and 125(e) of the Articles to remove “breach of trust” and “breach of duty” from the list of bad acts by a director or officer that would limit indemnification to such director or officer.
The Board believes that passing of the following resolutions are in the best interest of the Corporation. Accordingly, Shareholders will be asked to approve the following special resolutions:
THEREFORE, IT WAS RESOLVED AS A SPECIAL RESOLUTION THAT Article 124 of the Company’s Articles of Association be and is hereby amended by its deletion in its entirety and the substitution of the following paragraph therefor:
“Every Director, Secretary, assistant Secretary, or other officer of the time being and from time to time of the Company (but not including the Auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default, or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere, and as may be further described in an Indemnity Agreement with an Indemnified Person.”
IT WAS RESOLVED AS A SPECIAL RESOLUTION THAT Article 125(e) of the Company’s Articles of Association be and is hereby amended by its deletion in its entirety and the substitution of the following paragraph therefor:
“for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto; unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.”
Vote Required
The affirmative vote of the holders of two-thirds of the votes cast by the holders of Voting Shares is required to approve the Amendments. Abstentions and broker non-votes will be counted as Voting Shares that are present for the purpose of determining the presence of a quorum but will not be counted in evaluating the results of the vote.

The persons designated as proxyholders in the accompanying Instrument of Proxy (absent contrary directions) intend to vote for the approval of the Amendments.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS.
Other than Proposal 3 relating to the modification of certain provisions related to the indemnification and the limitation of liability of our directors and officers, our directors, director nominees and executive officers do not have any interest in the matters to be acted upon at the Meeting.

CORPORATE GOVERNANCE PRACTICES AND CODE OF ETHICS
Board Leadership Structure and Risk Oversight
Currently, Gordon Pratt serves as the Chairman of the Board and Scott Wollney serves as our President & Chief Executive Officer. Separating the positions of Chief Executive Officer and Chairman of the Board allows the Corporation’s Chief Executive Officer to focus on day-to-day leadership and the Corporation’s performance, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice and oversight to management. The Board does not have a policy as to whether the Chairman of the Board should be a non-management director or a member of management. The Board recognizes that no single leadership structure is right for all companies and, depending on the circumstances, other leadership structures might be appropriate. The Board believes, however, that the current leadership structure is effective and appropriate, allows for a separation of oversight between management and non-management, provides an experienced Chairman with whom the Chief Executive Officer can discuss issues facing us, and gives a significant voice to non-management directors.
Board Meetings
During the fiscal year ended December 31, 2013, there were 11 meetings of the Board and each director attended at least 75% of all meetings of the Board and the committees (if he was a member). All of the directors, except for Mr. Kupinsky, attended the 2013 annual general meeting of Shareholders.
Determination of Independence of Directors and Nominees for Election
Directors are considered independent if they are not an executive officer or employee of the Corporation and have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
There are five directors on the Board, of which three are independent directors for purposes of Rule 5605(a)(2) of the NASDAQ Capital Market (“NASDAQ”). Scott Wollney is not independent as he is a member of our management. Larry Swets was not independent last fiscal year as he is a member of management of Kingsway Financial Services, Inc. ("Kingsway"), a company that may have had a material relationship with us in the past. In 2014, Mr. Swets was determined to be independent based on the rules set out by NASDAQ. If all five management nominees are elected as directors at the Meeting, a majority of the Board will be independent.
Directorships
The following table sets out the directors and proposed director nominees of the Corporation that are presently directors of other reporting issuers:

Name	Name and Jurisdiction of Reporting Issuer	Name of Exchange or Market
Gordon Pratt	1347 Property Insurance Holdings, Inc.	NASDAQ
Larry Swets, Jr.	1347 Property Insurance Holdings, Inc.	NASDAQ
Jordan Kupinsky	Concordia Healthcare Corp.	TSX
	WB III Acquisition Corp.	TSXV
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Atlas’ officers and directors, and persons who own more than ten percent of a registered class of Atlas’ equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on Atlas’ review of any such reports furnished to the Corporation, it believes that during the year ended December 31, 2013, all of Atlas’ officers and directors timely filed their required Section 16(a) reports.
Committees of the Board
The Board has three standing committees to assist it in carrying out its duties. The standing committees are: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee.

(i) Audit Committee
The Audit Committee is elected annually at the first meeting of the Board held after our annual general meeting of Shareholders. During the fiscal year ended December 31, 2013, the Audit Committee met 9 times. In addition, the Audit Committee meets quarterly with our external auditors.
The Audit Committee is comprised of Jordan Kupinsky (Chairman), Gordon Pratt and John Fitzgerald. Each member of the Audit Committee is independent under NASDAQ Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act and meets the financial literacy requirements of the NASDAQ rules.
The Board has determined that Mr. Kupinsky and Mr. Pratt, because of their accounting and financial management expertise discussed above in the section captioned “Business Experience” under the heading Proposal 1: Election of Directors, are both considered an “audit committee financial expert” as that term is defined under the Exchange Act and, accordingly, that at least one audit committee financial expert is serving on the Corporation’s Audit Committee.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The principal responsibilities of the Audit Committee include: (i) performing our external audit function, including the qualifications, independence, appointment and oversight of the work of the external auditors; (ii) ensuring that we meet our accounting and financial reporting requirements and that we report our financial information to the public; (iii) making certain that we are in compliance with all legal and regulatory requirements relating to our oversight responsibilities; (iv) drafting our risk management policies; and (v) overseeing our system of internal controls and management’s information systems.
Audit Committee Report
The Audit Committee reviews the Corporation’s annual and quarterly financial statements, oversees the annual audit process and internal accounting controls, the resolution of issues identified by the Corporation’s auditors and recommends to the Board the firm of independent auditors to be appointed and ratified by the Shareholders at the next annual meeting of Shareholders. Management is responsible for the Corporation’s financial statements and reporting process, including the Corporation’s system of internal controls.
The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements with US Generally Accepted Accounting Principles (US GAAP). The Audit Committee reports as follows:

•	The Audit Committee reviewed and discussed with management the Corporation’s 2013 audited financial statements;

•
The Audit Committee discussed with the Corporation’s independent registered public accounting firm, Johnson Lambert LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, which include matters related to the conduct of the audit of the Corporation’s financial statements;

•
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Corporation; and

•
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Corporation’s 2013 audited financial statements, including management’s discussion and analysis of the Corporation’s financial condition and results of operations, be included in the 2013 Annual Report on Form 10-K filed with the SEC.

The Audit Committee
Jordan Kupinsky
Gordon Pratt
John Fitzgerald

(ii) Compensation Committee
The Compensation Committee is comprised of Jordan Kupinsky (Chairman), Gordon Pratt and John Fitzgerald. Each member of the Compensation Committee is independent. We are currently in compliance with NASDAQ Rule 5605(d)(2)(A), which requires a compensation committee be comprised of at least two members, each of whom must be independent directors. The Compensation Committee met 4 times during the fiscal year ended December 31, 2013.
The Compensation Committee oversees our remuneration policies and practices. The principal responsibilities of the Compensation Committee include: (i) periodically reviewing and advising the Board concerning the Corporation’s overall compensation philosophy, policies and plans; (ii) reviewing and making recommendations to the Board regarding all compensation of the Corporation’s chief executive officer and all other executive officers and director compensation; and (iii) administering the Corporation’s incentive compensation plans and approving grants of options and other equity awards to all executive officers and directors under such plans.
The Compensation Committee reviewed executive compensation with management in the course of the 2013 budgeting process. Authority was extended to management within the approved budget for compensation. Neither we nor the Board engaged a compensation consultant in the years ended December 31, 2012 or 2013.
(iii) Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is comprised of John Fitzgerald (chairman), Jordan Kupinsky and Larry Swets, Jr. We are currently in compliance with NASDAQ Rule 5605(e), which requires a corporate governance and nominating committee to be comprised of independent directors. The Corporate Governance and Nominating Committee met 4 times during the fiscal year ended December 31, 2013.

The Corporate Governance and Nominating Committee oversees our approach to corporate governance matters. The principal responsibilities of the Corporate Governance and Nominating Committee include: (i) monitoring and overseeing the quality and effectiveness of our corporate governance practices and policies; (ii) considering nominees for our independent directors; (iii) adopting and implementing corporate communications policies and ensuring the effectiveness and integrity of communication and reporting to our Shareholders and the public generally; (iv) planning for the succession of our directors and executive officers, including appointing, training and monitoring senior management to ensure that the Board and management have appropriate skill and experience; and (v) administering the Board’s relationship with our management.

The Corporation receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and Shareholders. Any such nominations, together with appropriate biographical information, should be submitted to us in accordance with our policies governing submissions of nominees discussed below. Any candidates submitted by a Shareholder or Shareholder group are reviewed and considered in the same manner as all other candidates. Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting us, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Corporation matters. The Corporate Governance and Nominating Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to us and our Shareholders, though we do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The independent directors, in addition to any other Board members as may be desirable, evaluate potential nominees, whether proposed by Shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant. Potential director nominees are identified through a process by which existing directors consider experience and skills which a new director should possess as identified by the Corporate Governance and Nominating Committee in conjunction with the full Board. Each potential nominee is first interviewed by the Chairman of the Corporate Governance and Nominating Committee and candidates deemed qualified are then interviewed by each of the directors of the Corporation. Discussion regarding qualified potential nominees is undertaken following these interviews to finalize the nomination process.

Candidates whose evaluations are favorable are then recommended by the Corporate Governance and Nominating Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for Shareholders to consider and vote upon at the annual meeting. In general, the Corporation does not employ executive search firms, or pay a fee to any third party, to locate qualified candidates for director positions.
Each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee has a written charter. The Corporation’s Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, and Corporate Governance and Nominating Committee Charter are available, free of charge, on the Corporation’s website at www.atlas-fin.com under the “Investor Relations-Corporate Governance” link. The Corporation will also provide copies of these documents, free of charge, to any Shareholder upon written request to the Corporation’s Chief Executive Officer, Scott Wollney, 150 NW Point Boulevard, Elk Grove Village, Illinois 60007. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Shareholder Nominations for Directors
A Shareholder wishing to nominate a candidate for election to the Board at any annual meeting at which the Board has determined that one or more directors will be elected shall submit a written notice of his, her or its nomination of a candidate to Atlas’ executive offices, 150 Northwest Point Boulevard, Elk Grove Village, IL 60007, Attention: Scott Wollney. The submission must be received at the Corporation’s principal executive offices within the time frame set forth below in “Shareholder Proposals for the 2015 Annual Meeting of Shareholders”.

In order to be valid, a Shareholder’s notice must set forth (i) the name and address of the Shareholder, as they appear on the Corporation’s books, as well as the Shareholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Corporation which are beneficially owned by the nominating Shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating Shareholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Corporation’s stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the Shareholder and each nominee and any other persons pursuant to which the Shareholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Exchange Act, as amended, relating to any person that the Shareholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
Executive Officers
The following table sets forth certain information regarding Atlas’ and its insurance subsidiaries’ executive officers:

Name	Age	Date First Appointed	Current Position
Scott Wollney	45	December 31, 2010	President, Chief Executive Officer and Director
Paul Romano	52	December 31, 2010	Vice President and Chief Financial Officer
Bruce Giles	55	December 31, 2010	Vice President, Underwriting
Joseph Shugrue	50	December 31, 2010	Vice President, Claims
Leslie DiMaggio	45	December 31, 2010	Vice President, Operations

Biographical information for each of the officers is set out below, except for Scott Wollney, President & Chief Executive Officer, which is contained in the section captioned “Business Experience” under the heading Proposal 1: Election of Directors of this Proxy Statement. None of the below officers serve as directors for any other reporting issuers.
Paul Romano
Mr. Romano has been our Vice President and Chief Financial Officer since December 31, 2010. From March 2010 until that time, he served as Vice President and Treasurer of KAI, prior to which he was the Vice President, Data Management of Lincoln General Insurance Company from

October 2008 to March 2009. From 2002 through 2008, he held various Vice President and Director positions with American Country Insurance Company (“American Country”) and its affiliates. Mr. Romano holds a Certified Public Accountant designation in the State of Illinois. He received a Master of Business Administration degree from the Northwestern University Kellogg Graduate School of Management in 1996 and a Bachelor of Science, Accounting, from the University of Illinois in 1984.
Bruce Giles
Mr. Giles has been our Vice President, Underwriting since December 31, 2010. Mr. Giles was previously Assistant Vice President of Commercial Underwriting for KAI, prior to which he held various positions with KAI, from December 2003 to June 2010. From 1981 to 2003, he held various positions with Allstate Insurance Group, CIGNA and other insurance companies.
Joseph Shugrue
Mr. Shugrue has been our Vice President, Claims since December 31, 2010. Mr. Shugrue previously held various senior management positions with American Service Insurance Company (“American Service”) and KAI, beginning in March 2004. Prior to that time, he held positions with other specialized insurance businesses beginning in October 1986.
Leslie DiMaggio
Ms. DiMaggio has been our Vice President, Operations since December 31, 2010. Ms. DiMaggio was previously the Vice President, Information Technology for Kingsway from November 2008 to June 2010, prior to which she was the President, CEO and COO of Southern United Fire Insurance Company from April 2007 to November 2008. From 2000 until 2008, she held various other executive positions at KAI. Prior to that, she worked at other specialty insurance companies.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Ethics is designed to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure of financial information in our public filings and communications and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics is posted on our website at www.atlas-fin.com under “Investor Relations-Corporate Governance” and a written copy is available to Shareholders, free of charge, upon written request to us, to the attention of Scott Wollney.
EXECUTIVE COMPENSATION
Compensation for executive officers is reviewed annually by the Compensation Committee. Current compensation was set based on the following criteria: (i) our size and scale; (ii) nature of our strategic objectives; and (iii) each executive’s role and responsibility. Industry data (such as surveys compiled by Towers Watson and the Property and Casualty Insurers Association for the property & casualty insurance industry) as well as the potential for incentive compensation is also taken into consideration in the regular evaluation of base salary.
Employment agreements were executed with our executives in 2011 with an initial effective term of January 1, 2011 through December 31, 2012 and subsequent annual terms commencing January 1, 2013. These agreements provide for compensation based on a combination of base salary and incentive compensation. Incentive compensation for 2012 and 2013 was based primarily on our achieving certain financial and operational objectives, such as the successful expansion into new states and the establishment of significant new agent relationships (“cornerstone agents”). Amounts paid in 2012 and 2013 are shown in the Summary Compensation Table under the heading “Bonus.” Incentive compensation in subsequent years will be based on a combination of financial results and the achievement of strategic objectives, as determined by the Compensation Committee of the Board. Under the current plan, incentive compensation can be paid in an amount up to 75% of the executive’s base salary. Final determination of incentive compensation is subject to approval by the Board. See also “Employment Agreements with Named Executive Officers” below.
In connection with completion of the offering of our Ordinary Shares in February 2013, the Compensation Committee of the Board performed a review of our executive and director compensation, including our stock option plan (the “Stock Option Plan”). This review included, among other considerations, comparisons to industry data, including the executive and director compensation programs of other publicly traded property and casualty insurance companies. As a result, our executive compensation and director compensation was increased to bring us in line with other public companies in our industry. These changes included a new Equity Incentive Plan. See “Equity Incentive Plan” below.
Summary Compensation Table
The following table sets forth information concerning the total compensation for the years ended December 31, 2013 and December 31, 2012 earned by the Chief Executive Officer and our two highest paid executive officers (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Scott Wollney Chief Executive Officer and Director	2013	$305,289	$110,000	$—	$128,636	$19,339	$563,264
	2012	$275,000	$110,000	$—	$—	$15,452	$400,452
Paul A. Romano Vice President and Chief Financial Officer	2013	$205,289	$70,000	$—	$83,236	$17,051	$375,576
	2012	$175,000	$70,000	$—	$—	$13,594	$258,594
Leslie DiMaggio Vice President, Operations	2013	$185,096	$70,000	$—	$68,100	$7,404	$330,600
	2012	$175,000	$70,000	$—	$—	$5,788	$250,788
Notes:

(1)
The amounts shown in this column are based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Black-Scholes option pricing model was used to estimate the fair value of the 2013 option awards using the following assumptions - risk-free interest rate of 1.88%; dividend yield of 0.0%; expected volatility of 65.0% and expected life of 10 years. The individuals noted in the above Summary Compensation Table received an option to purchase in aggregate 61,668 Ordinary Shares during the year ended December 31, 2013, at an exercise price of C$6.45 per Ordinary Share and expiring January 11, 2023.

(2) Includes company contributions to 401(k) plan, employee stock purchase plan and annual car allowance.

Employment Agreements with Named Executive Officers
Employment agreements were executed in 2011 with our Named Executive Officers with an initial effective term of January 1, 2011 through December 31, 2012 and subsequent annual terms commencing January 1, 2013. The key terms of such employment agreements include:

(a)	employment being “at-will” and, subject to the severance and post-termination obligations described below, the employment agreement being terminable by either party at any time;

(b)	an annual base salary as set out in the table under the heading “Summary Compensation Table”;

(c)
the executive being entitled to participate in such employee benefit plans as we shall approve, including retirement plans, paid vacation and sick days/paid time off, disability plans, our Stock Option Plan, our Equity Incentive Plan, or such other plans as may be offered from time to time; and

(d)	severance payments and post-termination obligations as further described below under “Termination and Change of Control Benefits”.
Stock Option Plan
On January 3, 2011, we adopted a 10% rolling stock option plan in order to advance our interests by providing certain “Eligible Persons” (any employee, officer, director, or consultant who is approved for participation in the Stock Option Plan by the Compensation Committee) with incentives.
The Stock Option Plan provides for the granting of options to purchase ordinary shares to Eligible Persons. Options may be granted at the discretion of the Compensation Committee in such number that may be determined at the time of grant, subject to the limits set out in the Stock Option Plan. The number of Ordinary Shares issuable under the Stock Option Plan is not more than 10% of the number of Ordinary Shares that are issued and outstanding as of the date of the grant of an option. Any increase in the issued and outstanding Ordinary Shares will result in an increase in the available number of Ordinary Shares issuable under the Stock Option Plan, and any exercises of options or expirations or terminations of options will make new grants available under the Stock Option Plan.
The exercise price of all options is established by the Compensation Committee at the time of grant, provided that the exercise price shall not be less than the market price of the Ordinary Shares on the date of grant. Under the Stock Option Plan, market price is equal to the volume weighted average trading price of the Ordinary Shares on the NASDAQ (the principal stock exchange on which the Ordinary Shares are listed for trading) for the five trading days immediately preceding the date on which the option is granted. The expiry of options is also established by the Compensation Committee at the time of the grant, provided that the options have a maximum term of ten years. The Compensation Committee may determine when any option will become exercisable and may determine that the option will be exercisable in installments or pursuant to a vesting schedule.
As of the date of this Proxy Statement, we had 224,623 outstanding options, at an average exercise price of C$6.05 per Ordinary Share, and 175,000 outstanding options, at an average exercise price of $13.26 per Ordinary Share.
On January 11, 2013, Atlas granted options to purchase 91,668 Ordinary Shares under the Stock Option Plan, all of which were granted to the Corporation’s officers. The granted options have an exercise price of C$6.45 and vest equally on the first, second and third anniversary of the grant date. The options expire on January 11, 2023.
On March 6, 2014, Atlas granted options to purchase 175,000 Ordinary Shares under the Stock Option Plan, all of which were granted to the Corporation’s officers. The granted options have an exercise price of $13.26 and vest equally on the first, second and third anniversary of the grant date. The options expire on March 6, 2024.
Equity Incentive Plan
In the second quarter of 2013, a new Equity Incentive Plan was approved by Shareholders at our annual general meeting. As of such date, Atlas ceased to grant new stock options under the existing Stock Option Plan, discussed above. The Equity Incentive Plan is a new securities based compensation plan pursuant to which Atlas may issue restricted shares, restricted units, stock options and other forms of equity incentives to eligible persons as part of their compensation. The Equity Incentive Plan is considered an amendment and restatement of the Stock Option Plan, although outstanding stock options issued pursuant to the Stock Option Plan will continue to be governed by the terms of the Stock Option Plan.
On March 6, 2014, Atlas granted 37,700 fully-vested and unrestricted Ordinary Shares under the Equity Incentive Plan, all of which were granted to the Corporation’s officers.

Outstanding Equity Awards at 2013 Fiscal Year End
The following table sets forth all equity awards held by the Named Executive Officers that were outstanding at the end of the most recently completed fiscal year.

Outstanding Equity Awards as at December 31, 2013
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Scott Wollney Chief Executive Officer and Director	January 18, 2011	6,251	2,083	C$6.00	January 18, 2021
	January 11, 2013	—	28,334	C$6.45	January 11, 2023
Paul A. Romano Vice President and Chief Financial Officer	January 18, 2011	6,251	2,083	C$6.00	January 18, 2021
	January 11, 2013	—	18,334	C$6.45	January 11, 2023
Leslie DiMaggio Vice President, Operations	January 18, 2011	6,251	2,083	C$6.00	January 18, 2021
	January 11, 2013	—	15,000	C$6.45	January 11, 2023

(1)
The January 18, 2011 grants vest 25% on the date of the grant and 25% on each of the next three anniversary dates of the grant date and the January 18, 2013 grants vest equally on the first, second and third anniversary dates of the grant date.

Pension Plan Benefits
We do not currently maintain any pension or retirement plans that provide for payments or benefits at, following, or in connection with retirement.
Termination and Change of Control Benefits
We are party to employment agreements effective January 1, 2011 with the Named Executive Officers pursuant to which, if we terminate the executive without Cause (as defined in the employment agreement), or the executive’s employment is terminated in connection with a Change of Control (as defined in the employment agreement), the executive will be entitled to certain payments and benefits as set out below.

If terminated without Cause:	Continuation of base salary for: (1)	Lump-sum payment equal to:	Continuation of employee health benefits covered under COBRA for: (1) (2)
2012	24 months	50% of base salary	24 months
2013	12 months	Most recently awarded bonus	12 months
Notes:

(1)	The continuation of base salary and COBRA benefits will cease on the first of the month immediately following the date on which the executive becomes employed by a subsequent employer.

(2)	Continuation coverage will continue for the period set forth in this column, or the maximum period of time allowed by law, if shorter.

If, after a Change of Control (as defined in the employment agreement), the executive maintains employment with us (or our successor) for at least 180 days, the executive may terminate his employment at will and will be entitled to certain severance payments and post-termination benefits. Such payments and benefits shall mirror the payments and benefits that would have been in effect had we terminated the executive’s employment without cause on such date.
2013 Director Compensation
During the fiscal year ended December 31, 2013, we paid cash compensation for services rendered to the non-employee directors of our Board, and we reimburse the out-of-pocket expenses of our directors incurred in connection with attendance at or participation in meetings of the Board.

With respect to non-employee directors, a combination of equity and cash is provided to reflect a focus on both (i) long-term performance and shareholder value and (ii) compensation for the Board’s continuing oversight and corporate governance role.
Effective as of June 17, 2013, each non-employee, independent director will receive an annual cash retainer of $55,000. The Chairman of the Board will receive an additional $20,000 retainer. The chair of the Audit Committee will receive an additional $10,000 retainer for his service as a committee chair.
Pursuant to the Corporation’s Director Compensation and Stock Ownership Guidelines (the “Guidelines”), a director who directly or indirectly purchased up to $100,000 of our common stock during the six-month period beginning on June 18, 2013 and ending on December 31, 2013 (the “Purchase Period”) was entitled to receive a 3 to 1 matching grant of restricted stock (or for Canadian taxpayers, restricted stock units) based on the aggregate purchase price of shares he or she purchased during the Purchase Period. Each member of the Board purchased at least $100,000 in our common stock during the Purchase Period. On February 28, 2014, the Board granted an equity award of 185,190 shares of restricted stock or restricted stock units to each director (including Scott Wollney, President and Chief Executive Officer of the Corporation) pursuant to the Guidelines. The number of shares and units issued on February 28, 2014 (the “Grant Date”) was determined pursuant to the Guidelines by dividing (A) the dollar amount of the Corporation’s matching contribution due based on purchases during the Purchase Period by (B) the closing share price of one share of our common stock at the close of market on June 17, 2013. The grants were made under our Equity Incentive Plan.
The grants will vest 20% on each anniversary of the Grant Date, provided that (i) the director has maintained ownership of the up to $100,000 investment made to qualify for the award until at least December 31, 2014; (ii) his service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur; and (iii) he has, as of the date upon which vesting is scheduled to occur, not indicated that he will not be submitting his name for re-election as a director of the Corporation. Notwithstanding the above, 100% of the award will vest (I) upon a Change in Control (as defined in the Equity Incentive Plan) of the Corporation, so long as the director’s service with the Corporation is continuous from the Grant Date through the Change in Control; or (II) immediately prior to the end of his current term if he is removed, or not re-nominated or re-elected, for any reason except where the Corporation does not re-nominate him or he is removed due to a breach of fiduciary duty or because he has failed to, or indicated that he will not, submit his name for re-nomination.
The following table shows the compensation paid to directors for the most recently completed fiscal year. Named Executive Officers who also act as our directors do not receive any additional compensation for services rendered in such capacity, other than as paid by us to such officers in their capacity as officers. See “Summary Compensation Table” for information regarding the compensation paid to our Named Executive Officers.

Name	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)	Total Compensation ($)
Jordan Kupinsky(1)	$65,000	Nil	$65,000
Gordon Pratt(2)	$75,000	Nil	$75,000
Larry Swets, Jr. (2)	$55,000	Nil	$55,000
John Fitzgerald (3)	$36,667	Nil	$36,667

Notes:

(1)	As of December 31, 2013, Mr. Kupinsky had an aggregate of 36,895 option awards outstanding and no share awards outstanding.

(2)	As of December 31, 2013, each of Mr. Pratt and Mr. Swets had an aggregate of 27,195 option awards outstanding and no share awards outstanding.

(3)	As of December 31, 2013, Mr. Fitzgerald had no option awards outstanding and no share awards outstanding.

RELATED PERSON TRANSACTIONS
On December 31, 2010, we completed a reverse merger pursuant to which our subsidiary acquired 100% of the capital stock of American Service and American Country, which were wholly-owned subsidiaries of KAI prior to the transaction. In exchange therefor, KAI received Restricted Voting Shares (constituting all of the Restricted Voting Shares of the Corporation outstanding) and preferred shares in the capital of the Corporation (“Preferred Shares”).
In connection with the reverse merger, a price protection agreement was executed with KAI. Pursuant to this agreement, financial protection is provided in the event that actual losses paid at any time in the future for exposures existing on or before September 30, 2010 exceed the claims reserves which were carried on the books of our insurance subsidiaries for these exposures as at September 30, 2010. If such paid development exceeds $1 million, the agreement provides protection in the form of a reimbursement obligation for 90% of up to $10 million of additional claims development. This agreement remains in effect and no payments were made under the terms of this agreement during 2012 or 2013.
In connection with the issuance of Restricted Voting Shares to KAI as described above, we entered into a registration rights agreement with KAI pursuant to which KAI is entitled to certain rights with respect to the registration of such shares owned by it under the Securities Act of 1933, as amended (the “Securities Act”). Such registration rights will terminate when such holder of registrable securities can sell all of such holder’s registrable securities without restriction pursuant to Rule 144(b)(1) promulgated under the Securities Act.
There is now a limited amount of support, primarily in the area of information technology, provided by the Corporation’s insurance subsidiaries to its former owner under such agreements. Costs related to these activities are passed on the former owner and are immaterial relative to the Corporation’s revenue and expense structure.
For the year ended December 31, 2012, Atlas incurred $2.0 million in commissions to Avalon Risk Management, Inc. (“Avalon”). Avalon was a Kingsway subsidiary through October 2009, and had certain investors and directors in common with Atlas. As of December 31, 2012, Atlas and Avalon no longer have any common directors nor investors. Avalon acts as a program manager for a surety program primarily consisting of U.S. Customs bonds. In this capacity, they are responsible for coordinating marketing, customer service and claim handling for the surety bonds written under this agreement. This program is 100% reinsured by an unrelated third party.
All of the Preferred Shares held by KAI were repurchased on August 1, 2013. As a result of such repurchase and the Restricted Voting Shares sold on October 18, 2013 by KAI, according to the National Association of Insurance Commissioners (NAIC) definition, Atlas is no longer part of the Kingsway holding company system as of the date of this Proxy Statement.
At December 31, 2013 and at December 31, 2012, Atlas reported net amounts receivable from (payable to) affiliates as follows which are included within other assets and accounts payable and accrued expenses on the balance sheets (all amounts in '000s):

	December 31, 2013	December 31, 2012
Kingsway America Inc.	$48	$43
Kingsway Amigo Insurance Company	4	1
Total	$52	$44

Except as set forth above, no director or executive officer, no director nominee, no beneficial owner of 5% or more of our Voting Shares and no family member, associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transactions during the fiscal years ended December 31, 2013 and December 31, 2012, or any transaction, or any proposed transaction, which has materially affected or will materially affect the Corporation.

Shareholder Proposals for the 2015 Annual Meeting of Shareholders
If a Shareholder wishes to have a proposal included in the Corporation’s Proxy Statement and form of proxy for the 2015 annual general meeting of Shareholders, the proposal must conform to the applicable proxy rules of the SEC concerning the submission and content of proposals and must be received by the Corporation prior to the close of business on December 23, 2014. In addition, if a Shareholder intends to present a proposal at Atlas’ 2015 annual general meeting of Shareholders without the inclusion of the proposal in the Corporation’s proxy materials and written notice of the proposal is not received by the Corporation on or before December 23, 2014, proxies solicited by the Board for the 2015 annual general meeting of Shareholders will confer discretionary authority to vote on the proposal if presented at the meeting. Shareholders should submit proposals to Atlas’ executive offices, 150 Northwest Point Boulevard, Elk Grove Village, IL 60007 Attention: Scott Wollney. Atlas reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
COMMUNICATIONS WITH BOARD OF DIRECTORS
Shareholders who wish to send communications on any topic to any member of the Board should address such communications to Atlas at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007, Attention: Scott Wollney. All communications will be forwarded to the Board, individual director, or group of non-employee directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
ANNUAL REPORT
All Shareholders of record on the Record Date are concurrently being sent a copy of Atlas’ 2013 Annual Report, which contains Atlas’ audited financial statements for the fiscal year ended December 31, 2013. Additional information relating to the Corporation is available on EDGAR at www.sec.gov.
Any person who was a Shareholder of Atlas at the close of business on the Record Date may obtain copies of Atlas’ 2013 Annual Report on Form 10-K as filed with the SEC, without charge, via the Corporation’s website at www.atlas-fin.com or by written request to Atlas at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007, Attention: Scott Wollney.
The SEC permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements or annual reports with respect to two or more Shareholders sharing the same address by delivering a single copy of the proxy statement or annual report, as applicable, addressed to those Shareholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for Shareholders and cost savings for companies.
Although we do not intend to household for our Shareholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of the proxy statement or annual report to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement or annual report at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
As of the date of this Proxy Statement, the Corporation is not aware of any matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. If any other matter or matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their best judgment.
By order of the Board of Directors

“Gordon Pratt”
Gordon Pratt Chairman of the Board